Exhibit 99.1

For Immediate Release	Press Contact: Ann Reichert 858-309-1700 pr@miteksystems.com Investor Information: 858-309-1780 ir@miteksystems.com

Mitek Announces Proposed Public Offering of Common Stock

San Diego, CA, June 24, 2013—Mitek Systems, Inc. (NASDAQ: MITK, www.miteksystems.com) announced today that it intends to offer and sell, subject to market and other conditions, shares of its common stock in an underwritten public offering pursuant to an effective shelf registration statement. All of the shares in the proposed offering are to be sold by Mitek. Mitek expects to grant the underwriter a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the public offering solely to cover overallotments, if any.

In connection with the proposed offering, William Blair & Company, L.L.C. is acting as the sole underwriter.

A shelf registration statement relating to the shares of common stock to be issued in the proposed offering was filed with the Securities and Exchange Commission (SEC) and is effective. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

A preliminary prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC. When available, copies of the preliminary prospectus supplement and accompanying prospectus may be obtained by contacting William Blair & Company, L.L.C. at 222 West Adams Street, Chicago, IL 60606, Attention: Prospectus Department, by telephone at (800) 621-0687, or by email at prospectus@williamblair.com. Electronic copies of the preliminary prospectus supplement and accompanying prospectus will also be available on the SEC website at http://www.sec.gov.

About Mitek

Headquartered in San Diego, CA, Mitek is a mobile imaging software solutions provider that allows users to remotely deposit checks, pay their bills, get insurance quotes, and transfer credit card balances by snapping a picture with their camera-equipped smartphones and tablets instead of using the device keyboard. For more information about Mitek, please visit http://www.miteksystems.com.

Notice Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including, without limitation, the Company’s expectations regarding the sale of shares of its common stock in the proposed public offering and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Mitek and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to: risks and uncertainties related to market conditions and the satisfaction of customary closing conditions related to the proposed public offering. There can be no assurance that Mitek will be able to complete the proposed public offering on the anticipated terms, or at all. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Mitek in general, see the risk disclosures in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 and its subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at http://www.sec.gov.